EFFECTIVE AUGUST 23RD, 2004

UNITED STATES

SECURITIES AND EXCHANGE   COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2005 (date of authorizing board meeting)

(Exact name of registrant as specified in its charter): Community First Financial Corporation

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Virginia	000-49909	81-0556879

(Address of principal executive offices) (Zip Code):        1646 Graves Mill Road, Lynchburg, VA 24502

Registrant’s telephone number, including area code:        434.386.6312

(Former name or former address, if changed since last report.):        Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): Not applicable

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

Community First Financial Corporation (the “Corporation”) has announced that its Board of Directors entered into a definitive agreement with American National Bankshares Inc., on October 18, 2005, pursuant to which American National will acquire Community First Financial Corporation. The agreement provides that shareholders of Community First will have the right to receive either 0.9219 shares of American National common stock or $21.00 in cash, for each share of Community First common stock. Each preferred stock shareholder of Community First will have the right to receive either 1.1063 shares of American National common stock or $25.20 in cash, for each share of Community First preferred stock. Per the agreement, cash consideration is limited to 50 percent of the total consideration. The total transaction value is estimated to be $33.9 million.

Item 9.01 Exhibits.

Definitive	Agreement dated October 18, 2005, including Plan of Merger.
News	release dated October 19, 2005, announcing Definitive Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST FINANCIAL CORPORATION		Date: October 19, 2005

By:	/S/ F. F. FALLS
F. F. Falls President